Century Communities Reports Third Quarter 2015 Results and Updates Full Year Guidance

- Earnings Increase to $0.50 per Share -

- Home Deliveries Rise 124% to 578 Homes -

- Adjusted Homebuilding Gross Margin Percentage Improves Sequentially to 22.8% -

Greenwood Village, Colorado (November 5, 2015) – Century Communities, Inc. (NYSE: CCS), a top-25 U.S. homebuilder of single-family homes, townhomes and flats in select markets, today announced financial results for its third quarter ending September 30, 2015.

Third Quarter 2015 Highlights Compared to Third Quarter 2014*

•	Net income grew 156% to $10.6 million
•	Pre-tax income of $15.9 million, an increase of 138%
•	Total revenue increased 99% to $182.7 million
•	Home deliveries increased 124% to 578 homes
•	Homebuilding gross margin increases 93% to $38.3 million
•	Selling, General & Administrative (“SG&A”) as a percent of home sales revenues of 12.3%, an improvement of 160 basis points
•	Adjusted EBITDA expanded 136% to $19.9 million
•	Net new home contracts grew 93% to 477 homes
•	Homes in backlog expanded 92% to 904 homes
•	Open communities at the end of the quarter improved 98% to 97
•	Entered into an amended three year, $200 million unsecured credit facility, with a $100 million accordion feature

“Our positive results for the third quarter reflect our sustained efforts to deliver on our stated goals to significantly grow revenue and increase our profitability,” stated Dale Francescon, Chairman and Co-Chief Executive Officer. “We were especially pleased with our ability to more than double our net income to $10.6 million. We further contained our SG&A costs to achieve additional operating leverage on our scalable platform, in line with our commitment to effectively manage costs, while improving our adjusted gross margin percentage on a sequential basis.”

“We ended the quarter with a high quality backlog of 904 homes, up 92% compared to a year ago, representing $325 million of backlog dollar value,” said Rob Francescon, Co-Chief Executive Officer.  “As we prepare to enter 2016, we have a strong pipeline of over 13,000 lots, a prudently levered balance sheet and a proven track record of profitably growing our business.”

Third Quarter 2015 Results*

Net income for the third quarter 2015 was $10.6 million, or $0.50 per share, compared to $4.1 million, or $0.19 per share, in the prior year quarter. The improvement in net income was primarily attributable to an increase in home sales revenues generated by a higher number of home deliveries and an improvement in SG&A as a percent of home sales revenue.

Home sales revenues for the third quarter 2015 was $179.8 million, compared to $90.7 million in the prior year quarter. The growth in home sales revenues was primarily due to home deliveries increasing 124% to 578 homes compared to 258 in the prior year quarter. The average selling price of homes delivered was $311,031, up sequentially from $293,722 and compared to $351,687 in the prior year quarter, largely due to a shift in regional and product mix from new communities and acquisitions.

Home sales gross margin percentage in the third quarter 2015 was 21.3%, compared to 21.9% in the prior year quarter, yet up sequentially from 19.6%. Adjusted homebuilding gross margin percentage, excluding purchase price accounting and interest in cost of homes sales revenues was 22.8% compared to 23.1% in the prior year quarter, mainly attributable to regional and product mix. SG&A as a percent of home sales revenues was 12.3% compared to 13.9% in the prior year quarter, primarily as a result of higher home sales revenues, which more than offset an increase in personnel costs and additional investments to support a higher number of communities.

Net new home contracts in the third quarter 2015 increased to 477 homes, an increase of 93% compared to 247 homes in the prior year quarter, largely attributable to a higher number of average open communities. At the end of the third quarter 2015, the Company had 904 homes in backlog, representing $325.1 million of backlog dollar value, compared to 472 homes, representing $190.0 million of backlog dollar value in the prior year quarter.

*Financial and operating results for the three months ended September 30, 2014 include the results of operations from our acquisition of Grand View Builders, from the date of acquisition, August 12, 2014. Financial and operating results for the three months ended September 30, 2014 do not include the results of operations from our acquisitions of Peachtree Communities Group Inc., which was acquired in November 2014. Subsequent to the acquisitions, Grand View Builders, and Peachtree Communities Group Inc., comprise our respective Houston, and Atlanta operating segments.

Balance Sheet and Liquidity

As of September 30, 2015, the Company had total assets of $860.1 million and inventories of $741.6 million. Liabilities totaled $465.1 million, which included $362.3 million of long-term debt. At September 30, 2015, the Company’s ratio of net debt to net capital was 47.0%.

In July 2015, the Company successfully amended and increased its unsecured credit facility to $200 million with a $100 million accordion feature. As of September 30, 2015, the Company had $100 million of availability on the facility and an undrawn accordion.

Full Year 2015 Outlook

Dave Messenger, Chief Financial Officer, commented, “We are encouraged by the sustained level of incremental improvement in our results during the first nine months of 2015. As a result we are tightening our full year 2015 guidance ranges.”

Based on the Company’s current market outlook for the full year 2015 it now expects home deliveries to be in the range of 2,350 to 2,500 homes and  home sales revenues to be in the range of $700 million to $750 million, excluding the potential impact of any future acquisitions. At the end of the full year 2015, the Company anticipates that the active selling community count will range from 90 to 95 communities.

Conference Call

The Company will host a webcast and conference call on Thursday, November 5, 2015 at 5:00 p.m. Eastern time, 3:00 p.m. Mountain time, to review the Company’s third quarter 2015 results, discuss recent events and conduct a question-and-answer period. To participate in the call, please dial 877-705-6003 (domestic) or 201-493-6725 (international). The live webcast will be available at www.centurycommunities.com in the Investors section. A replay of the conference call will be available through November 12, 2015, by dialing 877-870-5176 (domestic) or 858-384-5517 (international) and entering the pass code 13622430.

About Century Communities

Founded in 2002, Colorado-based Century Communities is a builder of single-family homes, townhomes and flats in select major metropolitan markets in Colorado, Texas, Nevada, and Georgia. The Company offers a wide variety of product lines and is engaged in all aspects of homebuilding, including the acquisition, entitlement and development of land and the construction, marketing and sale of homes. Century Communities is a top-25 U.S. homebuilder based on homes delivered. To learn more about Century Communities please visit www.centurycommunities.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on historical information available at the time the statements are made and are based on management’s reasonable belief or expectations with respect to future events, and are subject to risks and uncertainties, many of which are beyond the Company’s control, that could cause actual performance or results to differ materially from the belief or expectations expressed in or suggested by the forward-looking statements. Forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to update any forward-looking statement to reflect future events, developments or otherwise, except as may be required by applicable law. Investors are referred to the Company’s Annual Report on Form 10-K for additional information regarding the risks and uncertainties that may cause actual results to differ materially from those expressed in any forward-looking statement.

Century Communities, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Revenue
Home sales revenues	$179,775	$90,735	$520,918	$217,734
Land sales revenues	2,257	—	2,627	—
Golf course and other revenue	700	1,226	4,679	3,750
Total revenue	182,732	91,961	528,224	221,484
Costs and expenses
Cost of home sales revenues	141,452	70,896	416,483	166,367
Cost of land sales revenues	2,250	—	2,615	—
Cost of golf course and other revenue	1,046	2,175	4,214	4,329
Selling, general, and administrative	22,175	12,584	65,919	30,906
Total operating costs and expenses	166,923	85,655	489,231	201,602
Operating income	15,809	6,306	38,993	19,882
Other income (expense):
Interest income	51	130	88	267
Interest expense	(2)	(2)	(8)	(13)
Acquisition expense	(323)	(119)	(338)	(923)
Other income	434	327	1,059	585
Gain (loss) on disposition of assets	(24)	55	106	145
Income before income tax expense	15,945	6,697	39,900	19,943
Income tax expense	5,362	2,570	13,168	7,109
Net income	$10,583	$4,127	$26,732	$12,834

Earnings per share:
Basic and diluted	$0.50	$0.19	$1.26	$0.68
Weighted average common shares outstanding:
Basic and diluted	20,601,218	21,133,708	20,556,146	18,635,986

Financial and operating results for the three and nine months ended September 30, 2014 include the results of operations from our acquisitions of Las Vegas Land Holdings, LLC and Grand View Builders from the date of acquisition, April 1, 2014 and August 12, 2014, respectively.  Financial and operating results for the three and nine months ended September  30, 2014 do not include the results of operations from our acquisition of Peachtree Communities Group Inc., which was acquired in November 2014.  Subsequent to the acquisitions, Las Vegas Land Holdings, LLC, Grand View Builders, and Peachtree Communities Group Inc., comprise our Nevada, Houston, and Atlanta operating segments.

Century Communities, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands, except share amounts)

	September 30,	December 31,
	2015	2014
Assets
Cash and cash equivalents	$12,785	$33,462
Accounts receivable	29,561	13,799
Inventories	741,554	556,323
Prepaid expenses and other assets	36,634	28,796
Property and equipment, net	7,365	12,471
Deferred tax asset, net	5,363	1,359
Amortizable intangible assets, net	5,428	8,632
Goodwill	21,365	21,137
Total assets	$860,055	$675,979
Liabilities and stockholders' equity
Liabilities:
Accounts payable	$8,303	$17,135
Accrued expenses and other liabilities	94,484	64,029
Notes payable and revolving line of credit	362,326	229,610
Total liabilities	465,113	310,774
Stockholders' equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none outstanding	—	—
Common stock, $0.01 par value, 100,000,000 shares authorized, 21,306,722 and 20,875,547 shares issued and outstanding at September 30, 2015 and December 31, 2014, respectively	213	209
Additional paid-in capital	339,574	336,573
Retained earnings	55,155	28,423
Total stockholders' equity	394,942	365,205
Total liabilities and stockholders' equity	$860,055	$675,979

Century Communities, Inc.

Homebuilding Operational Data

Net New Home Contracts

	Three Months Ended			Nine Months Ended
	September 30,			September 30,

	2015	2014	% Change	2015	2014	% Change
Atlanta	246	—	NM	906	—	NM
Central Texas	30	41	(26.8)%	142	106	34.0%
Colorado	125	129	(3.1)%	555	419	32.5%
Houston	21	22	(4.5)%	85	22	286.4%
Nevada	55	55	—%	213	143	49.0%
Total	477	247	93.1%	1,901	690	175.5%

Home Deliveries

	Three Months Ended September 30,
	2015		2014		% Change

	Homes	Average Sales Price	Homes	Average Sales Price	Homes	Average Sales Price

Atlanta	269	$227.4	—	—	NM	NM
Central Texas	34	$497.9	41	$401.5	(17.1)%	24.0%
Colorado	143	$423.5	95	$424.1	50.5%	(0.1)%
Houston	35	$267.3	36	$204.6	(2.8)%	30.6%
Nevada	97	$327.3	86	$309.5	12.8%	5.8%
Total / Weight Average	578	$311.0	258	$351.7	124.0%	(11.6)%

	Nine Months Ended September 30,
	2015		2014		% Change

	Homes	Average Sales Price	Homes	Average Sales Price	Homes	Average Sales Price

Atlanta	843	$223.1	—	—	NM	NM
Central Texas	109	$459.9	97	$440.7	12.4%	4.4%
Colorado	473	$405.3	311	$400.3	52.1%	1.2%
Houston	127	$211.4	36	$204.6	252.8%	3.3%
Nevada	204	$314.6	140	$308.1	45.7%	2.1%
Total / Weight Average	1,756	$296.7	584	$372.8	200.7%	(20.4)%

Century Communities, Inc.

Homebuilding Operational Data

Selling Communities

	As of September 30,
	2015	2014	% Change

Atlanta	37	—	NM
Central Texas	13	10	30.0%
Colorado	33	23	43.5%
Houston	9	13	(30.8)%
Nevada	5	3	66.7%
Total	97	49	98.0%

Backlog

	As of September 30,
	2015			2014			% Change

	Homes	Dollar Value	Average Sales Price	Homes	Dollar Value	Average Sales Price	Homes	Dollar Value	Average Sales Price

Atlanta	386	$97,992	$253.9	—	$—	—	NM	NM	NM
Central Texas	124	57,933	$467.2	101	49,346	$488.6	22.8%	17.4%	(4.4)%
Colorado	300	138,153	$460.5	236	102,323	$433.6	27.1%	35.0%	6.2%
Houston	52	15,439	$296.9	75	18,619	$248.2	(30.7)%	(17.1)%	19.6%
Nevada	42	15,614	$371.8	60	19,755	$329.2	(30.0)%	(21.0)%	12.9%
Total / Weighted Average	904	$325,131	$359.7	472	$190,042	$402.6	91.5%	71.1%	(10.7)%

Lot Inventory

	As of September 30,
	2015			2014			% Change

	Owned	Controlled	Total	Owned	Controlled	Total	Owned	Controlled	Total

Atlanta	2,171	3,584	5,755	—	—	—	NM	NM	NM
Central Texas	1,218	358	1,576	891	1,342	2,233	36.7%	(73.3)%	(29.4)%
Colorado	3,102	904	4,006	3,294	1,646	4,940	(5.8)%	(45.1)%	(18.9)%
Houston	306	192	498	180	352	532	70.0%	(45.5)%	(6.4)%
Nevada	1,962	—	1,962	1,715	29	1,744	14.4%	NM	12.5%
Total	8,759	5,038	13,797	6,080	3,369	9,449	44.1%	49.5%	46.0%

NM – Not meaningful.

Century Communities, Inc.

Earnings Per Share

(Unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Numerator
Net income	$10,583	$4,127	$26,732	$12,834
Less: Undistributed earnings allocated to participating securities	(358)	(70)	(890)	(179)
Net income allocable to common stockholders	$10,225	$4,057	$25,842	$12,655
Denominator
Weighted average common shares outstanding - basic and diluted:	20,601,218	21,133,708	20,556,146	18,635,986
Earnings per share:
Basic and diluted	$0.50	$0.19	$1.26	$0.68

Century Communities, Inc.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

Gross Margin from Home Sales Excluding Interest and Purchase Price Accounting for Acquired Work in Process Inventory

(in thousands)

	Three Months Ended September 30,
	2015	%	2014	%

Home sales revenues	$179,775	100.0%	$90,735	100.0%
Cost of home sales revenues	141,452	78.7%	70,896	78.1%
Gross margin from home sales	38,323	21.3%	19,839	21.9%
Add: Interest in cost of home sales revenues	2,474	1.4%	755	0.8%
Adjusted homebuilding gross margin excluding interest	40,797	22.7%	20,594	22.7%
Add: Purchase price accounting for acquired work in process inventory	204	0.1%	382	0.4%
Adjusted homebuilding gross margin excluding interest and purchase price accounting for acquired work in process inventory	$41,001	22.8%	$20,976	23.1%

	Nine Months Ended September 30,
	2015	%	2014	%

Home sales revenues	$520,918	100.0%	$217,734	100.0%
Cost of home sales revenues	416,483	80.0%	166,367	76.4%
Gross margin from home sales	104,435	20.0%	51,367	23.6%
Add: Interest in cost of home sales revenues	6,925	1.3%	1,283	0.6%
Adjusted homebuilding gross margin excluding interest	111,360	21.4%	52,650	24.2%
Add: Purchase price accounting for acquired work in process inventory	2,645	0.5%	1,489	0.7%
Adjusted homebuilding gross margin excluding interest and purchase price accounting for acquired work in process inventory	$114,005	21.9%	$54,139	24.9%

Century Communities, Inc.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

Adjusted EBITDA

(in thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,

	2015	2014	% Change	2015	2014	% Change

Net income	$10,583	$4,127	156.4%	$26,732	$12,834	108.3%
Income tax expense	5,362	2,570	108.6%	13,168	7,109	85.2%
Interest in cost of home sales revenues	2,474	755	227.7%	6,925	1,283	439.8%
Interest expense	2	2	—%	8	13	(38.5)%
Depreciation and amortization expense	1,242	600	107.0%	3,512	1,790	96.2%
EBITDA	19,663	8,054	144.1%	50,345	23,029	118.6%
Purchase price accounting for acquired work in process inventory	204	382	(46.6)%	2,645	1,489	77.6%
Adjusted EBITDA	$19,867	$8,436	135.5%	$52,990	$24,518	116.1%

Contact Information:

Investor Relations:

303-268-8398

InvestorRelations@CenturyCommunities.com